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As filed with the Securities and Exchange Commission on March 7, 2003

Commission File No. 333-05793

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNAPTIC PHARMACEUTICAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	22-2859704 (I.R.S. Employer Identification No.)

215 College Road
Paramus, New Jersey 07652
(Address of Principal Executive Offices)

1988 AMENDED AND RESTATED INCENTIVE PLAN
1996 INCENTIVE PLAN
1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full Title of Plans)

Claus Braestrup
215 College Road
Paramus, New Jersey 07652
(201) 261-1331
(Name, Address and Telephone Number of Agent for Service)

With a copy to:

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention: Faiza J. Saeed, Esq.

(212) 474-1000

DEREGISTRATION OF SECURITIES

        Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Synaptic Pharmaceutical Corporation (the "Company") hereby withdraws from registration under the Company's Registration Statement on Form S-8 (File No. 333-05793), as amended by Post-Effective Amendment No. 1 to Form S-8 (File No. 333-61059) and Post-Effective Amendment No. 2 to Form S-8 (File No. 333-71214), any and all shares of the common stock of the Company registered hereunder which have not been issued or sold. The 1988 Amended and Restated Incentive Plan, the 1996 Incentive Plan, and the 1996 Nonemployee Director Stock Option Plan of the Company, pursuant to which the shares of common stock would have been issued, have either expired by their terms or been terminated and no additional shares may be issued or sold under such plans.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Synaptic Pharmaceutical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to its Registration Statement on Form S-8 (File No. 333-05793) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Paramus, State of New Jersey, on the 7th day of March 2003.

SYNAPTIC PHARMACEUTICAL CORPORATION
By:	/s/ CLAUS BRAESTRUP Name: Claus Braestrup Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 333-05793) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLAUS BRAESTRUP Name: Claus Braestrup	President and Chief Executive Officer (Principal Executive Officer) and Director	March 7, 2003
/s/ EDMUND CAVIASCO Name: Edmund Caviasco	Principal Financial Officer and Principal Accounting Officer	March 7, 2003
/s/ OLE VAHLGREN Name: Ole Vahlgren	Director	March 7, 2003
/s/ PETER HØNGAARD ANDERSEN Name: Peter Høngaard Andersen	Director	March 7, 2003
/s/ KLAUS BØGESØ Name: Klaus Bøgesø	Director	March 7, 2003
Name: Theresa A. Branchek	Director	March 7, 2003

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DEREGISTRATION OF SECURITIES
SIGNATURES